Exhibit-99.906CERT

CERTIFICATION

B. Reuben Auspitz, Chief Executive Officer, and Christine Glavin, Chief Financial Officer of Manning & Napier Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2007 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Manning & Napier Fund, Inc.	Chief Financial Officer Manning & Napier Fund, Inc.

/s/ B. Reuben Auspitz	/s/ Christine Glavin
B. Reuben Auspitz	Christine Glavin
Date: February 29, 2008	Date: February 29, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Manning & Napier Fund, Inc. and will be retained by Manning & Napier Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.